SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 18, 2006

Commission File Number 000- 51158

TRUEYOU.COM, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
13-4024017
(IRS Employer Identification No.)

Building No. 501, Fifth Floor, 7 Corporate Park, Norwalk, CT 06851
(Address of principal executive offices)

Registrant’s telephone number including area code: (203) 295-2121

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01	Other Events.

        On September 18, 2006, the Board of Directors of TrueYou.Com Inc., a Delaware corporation (the “Company”), approved the Company’s 2006 Stock Incentive Plan (the “Plan”). The Plan provides for the grant of incentive stock options, nonqualified stock options, stock awards, performance share awards, dividends equivalent rights and stock appreciation rights (collectively, the “Stock Incentives”) to officers, employees, directors and consultants of the Company. In addition, the Board of Directors of the Company reserved 105,000,000 shares of the Company’s Common Stock, $0.001 par value per share (“Common Stock”), for issuance under the Plan subject to the Company amending its Certificate of Incorporation so as to increase the number of shares of Common Stock such that there exists a sufficient number of authorized but unissued shares of Common Stock to enable all Stock Incentives granted under the Plan to be fully exercised in accordance with the terms of the Plan. The Plan will terminate on September 18, 2016.

        On September 18, 2006, the Company granted to officers, employees, directors and consultants of the Company, under the Plan, nonqualified stock options (the “Options”) to purchase up to 56,254,261 shares of Common Stock. The Company also granted, under the Plan, to officers, employees, directors and consultants of the Company who were previously granted options to purchase shares of common stock of the Company’s subsidiary, Klinger Advanced Aesthetics, Inc. (the “KAAI Options”), Options to purchase up to 22,220,942 shares of Common Stock in exchange for their KAAI Options.

        The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(c)	Exhibits
10.1	The TrueYou.Com Inc. 2006 Stock Incentive Plan

SIGNATURES

        Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 21, 2006

TRUEYOU.COM INC.

By /s/ Matthew Burris
Name: Matthew Burris
Title: Chief Financial Officer and
Chief Operating Officer

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